Exhibit 99

CONTACT: REGIS CORPORATION:
Mark Fosland — SVP, Finance and Investor Relations
952-806-1707
Andy Larew — Director, Finance-Investor Relations
952-806-1425

For Immediate Release

REGIS REPORTS FIRST QUARTER 2013 RESULTS

- 1Q13 GAAP net income of $28.5 million, or $0.45 per share -

- 1Q13 operational diluted earnings per share of $0.08-

MINNEAPOLIS, October 25, 2012 — Regis Corporation (NYSE:RGS), the global leader in the $160 billion haircare industry, today reported first quarter net income of $0.45 per share. These results include a net non-operational after-tax benefit of $24.2 million, primarily related to the release of cumulative foreign currency translation rate gains primarily related to the sale of our ownership interest in Provalliance.  Excluding non-operational items, first quarter operational earnings decreased to $0.08 per diluted share from $0.22 in the year-earlier quarter.  All fiscal 2012 results have been restated to exclude amounts related to our hair restoration segment which is now presented in discontinued operations.  During the quarter the hair restoration segment generated earnings of $0.07 per share.  Sales totaled $505.4 million versus $531.3 million in the 2012 first quarter.

Same-store sales declined 3.1 percent and service margins decreased 230 basis points in the quarter.  These two items were the primary drivers of the year-over-year earnings decline.

“First quarter results are indicative of the necessary re-engineering that needs to take place and this change is just beginning,” said Dan Hanrahan, President and Chief Executive Officer.  “Service margins declined due to an increase in salon labor costs.  In the past, Regis has consistently reduced stylist hours to offset declining customer counts.  Today, our entire organization is focused on staffing and optimizing our salon schedules.  Sales volumes cannot improve if we continue to reduce stylist hours in our salons.”

Mr. Hanrahan concluded, “We are committed to improving the salon experience for our guests, hiring and retaining the best stylists, continuing our efforts to simplify our operating model and effectively leveraging our scale.  There is a significant opportunity to improve our financial performance.”

FISCAL 2013 FIRST QUARTER FINANCIAL HIGHLIGHTS

Consolidated Highlights

•                  Sales of $505.4 million, down 4.9% from $531.3 million in the first quarter of fiscal 2012.

•                  Same-store sales declined 3.1%.

•                  Same-store transaction counts for our salon businesses declined 2.3% in the first quarter of fiscal 2013.

•                  Gross margin decreased 230 basis points to 42.4% of sales from 44.7% in the first quarter of fiscal 2012.

•                  Operational operating margins declined 210 basis points to 1.8% of sales from 3.9% in the first quarter of fiscal 2012.

•                  Operational net income of $4.3 million decreased 66.4%, from $12.9 million in the first quarter of fiscal 2012.

•                  Operational diluted earnings per share of $0.08 decreased 65.3%, from $0.22 in the first quarter of fiscal 2012.

•                  Operational EBITDA of $30.4 million decreased 30.7%, from $43.9 million in the first quarter of fiscal 2012.

•                  Net store base decreased by 2,602 units in the first quarter for a total store count of 10,045 at September 30, 2012.  The decrease was primarily due to the sale of our ownership interest in Provalliance which closed during the quarter.

•                  The reported income tax rate was 11.0%, which includes the impact of the net non-operational benefit. The operational income tax rate was 40.8%.

•                  Total cash at September 30, 2012 grew to $222.5 million, an increase of $110.5 million since June 30, 2012.

•                  Total debt at September 30, 2012 decreased to $280.1 million, a decline of $7.6 million since June 30, 2012.

Segment Results:

North America Salons

Revenues: First quarter fiscal 2013 revenues were $473.9 million, a decrease of 4.8% from the fiscal 2012 first quarter. Service revenues were $369.7 million, a decrease of 5.3% compared to the same period a year ago. Same-store service sales for the quarter declined 3.0%. Same-store service guest counts declined 2.1% and average ticket declined 0.9%. Product revenues were $94.5 million, a decrease of 3.7%. Product same-store sales declined 2.7%.

Service Margins: Service margin rate for the first quarter of fiscal 2013 was 40.4%, a decline of 250 basis points from the first quarter of fiscal 2012.  As discussed above, the decline in service margins was primarily related to an increase in salon labor costs.

Product Margins: Product margin rate for the first quarter of fiscal 2013 was 48.1%, a decline of 250 basis points compared to the first quarter of fiscal 2012. The decline in product margins was driven by a sales incentive program designed to motivate stylists to sell more products to their guests and a shift in the mix of sales to lower margin promotional items.

Site Operating Expense: Site operating expense was $49.6 million, or 10.5% of North American revenues which was $2.3 million lower than the first quarter of 2012.  The decrease in site operating expenses was driven by changes to our promotion strategy to more efficiently spend marketing dollars.

General and Administrative Expense: General and administrative expense was $31.7 million, or 6.7% of North American revenues, $1.0 million lower than the first quarter of fiscal 2012.

Rent Expense: Rent expense was $72.7 million, or 15.3% of North American revenue. This represented an increase of 60 basis points over the same period a year ago, primarily the result of negative leverage due to decreases in same-store sales.

Depreciation and Amortization Expense: Depreciation and amortization was $16.6 million, or 3.5% of North American revenues, flat with the first quarter of fiscal 2012.

Operating Margins: Operating margin was 7.2% of North American revenues, a decrease of 310 basis points compared to the first quarter of fiscal 2012.

International Salons

Revenues: First quarter fiscal 2013 revenues were $31.5 million, a decrease of 6.0% from the fiscal 2012 first quarter. Service revenues were $23.7 million, a decrease of 4.5% compared to the same period a year ago. Same-store service sales for the quarter declined 3.3%. Product revenues were $7.7 million, a decrease of 10.4%. Product same-store sales declined 8.9%.

Service Margins: Service margin rate for the first quarter of fiscal 2013 was 48.2%, a decline of 70 basis points over the first quarter of fiscal 2012. The decline in service margin was primarily driven by lower salon productivity due to reduced sales levels.

Product Margins: Product margin rate for the first quarter of fiscal 2013 was 47.6%, an improvement of 60 basis points compared to the fiscal 2012 first quarter. The increase in product margins resulted from an adjustment to the inventory obsolescence reserve.

Operating Margins: First quarter fiscal 2013 operating margin was $0.4 million, or 1.3% of International revenues, a decline of 80 basis points compared to the first quarter of fiscal 2012.

Corporate

General and Administrative Expense: First quarter fiscal 2013 GAAP general and administrative expense was $21.7 million, or 4.3% of consolidated revenues, which includes a non-operational benefit of $0.3 million. Operational general and administrative expense for the first quarter of fiscal 2013 was $22.0 million, or 4.4% of consolidated revenue, a decrease of 80 basis points over the first quarter of fiscal 2012. The decrease in this expense category reflects the cost-saving initiatives Regis put in place to become more effective and efficient in supporting salon operations.

Income Taxes

During the three months ended September 30, 2012, the Company recognized tax expense of $3.0 million with a corresponding effective tax rate of 11.0%. The Company’s operational tax rate of 40.8% came in 310 basis points higher than the prior year operational rate primarily due to the expiration of Work Opportunity Tax Credits on December 31, 2011.

Equity in Income of Affiliates

Income from equity method investments and affiliated companies was $0.6 million in the first quarter of fiscal 2013, which included a net non-operational charge of $2.0 million related to holding the Provalliance investment at the 80 million EUR purchase price. Operational income from equity method investments and affiliated companies was $2.6 million, a decrease of $1.2 million over the first quarter of 2012. The decrease in this category primarily relates to decreased earnings at Empire Education Group primarily due to lower student populations.

First Quarter Non-Operational Items

First quarter non-operational items, which netted to $24.2 million on an after-tax basis, consisted of the following items:

•                  Non-cash after-tax recognition of cumulative translation adjustment gain of $22.3 million primarily related to the sale of our ownership interest in Provalliance.

•                  Net non-cash after-tax expense of $2.0 million related to the Company’s 46.7% ownership interest in Provalliance.  The expense relates to holding the investment at the purchase price of 80 million Euro.

•                  After-tax benefit of $0.2 million related to the bad debt recovery associated with previously written-off note receivable with Pure Beauty.

•                  After-tax benefit of $3.8 million related to discontinued operations accounting treatment for our hair restoration segment.

A complete reconciliation of reported earnings to operational earnings is included in this press release and is available on the Company’s website at www.regiscorp.com.

Regis Corporation will host a conference call discussing first quarter results today, October 25, 2012, at 4 p.m., Central time. Interested parties are invited to listen by logging on to www.regiscorp.com or dialing 888-561-1721. A replay of the call will be available later that day. The replay phone number is 800-406-7325, access code 4570477#.

As of September 30, 2012, Regis Corporation owned, franchised, or held ownership interest in 10,045 worldwide locations.

About Regis Corporation

Regis Corporation (NYSE:RGS) is the beauty industry’s global leader in beauty salons, hair restoration centers and cosmetology education. As of September 30, 2012, the Company owned, franchised or held ownership interests in approximately 10,000 worldwide locations. Regis’ corporate and franchised locations operate under concepts such as Supercuts, Sassoon Salon, Regis Salons, MasterCuts, SmartStyle, Cost Cutters, Cool Cuts 4 Kids and Hair Club for Men and Women. Regis maintains ownership interests in Empire Education Group in the U.S. and the MY Style concepts in Japan.  For additional information about the company, including a reconciliation of certain non-GAAP financial information and certain supplemental financial information, please visit the Investor Information section of the corporate website at www.regiscorp.com. To join Regis Corporation’s email alert list, click on this link: http://www.b2i.us/irpass.asp?BzID=913&to=ea&Nav=1&S=0&L=1

This press release may contain “forward-looking statements” within the meaning of the federal securities laws, including statements concerning anticipated future events and expectations that are not historical facts. The forward-looking statements in this document reflect management’s best judgment at the time they are made, but all such statements are subject to numerous risks and uncertainties, which could cause actual results to differ materially from those expressed in or implied by the statements herein. Such forward-looking statements are often identified herein by use of words including, but not limited to, “may,” “believe,” “project,” “forecast,” “expect,” “estimate,” “anticipate,” and “plan.” In addition, the following factors could affect the Company’s actual results and cause such results to differ materially from those expressed in forward-looking statements. These factors include the impact of management and organizational changes; competition within the personal hair care industry, which remains strong, both domestically and internationally; price sensitivity; changes in economic conditions; changes in consumer tastes and fashion trends; the ability of the Company to implement its planned spending and cost reduction plan and to continue to maintain compliance with financial covenants in its credit agreements; labor and benefit costs; legal claims; risk inherent to international development (including currency fluctuations); the continued ability of the Company and its franchisees to obtain suitable locations and financing for new salon development and to maintain satisfactory relationships with landlords and other licensors with respect to existing locations; the impact on the Company of healthcare reform legislation; governmental initiatives such as minimum wage rates, taxes and possible franchise legislation; the ability of the Company to successfully identify, acquire and integrate salons that support its growth objectives; the ability of the Company to maintain satisfactory relationships with suppliers; or other factors not listed above. The ability of the Company to meet its expected revenue target is dependent on salon acquisitions, new salon construction and same-store sales increases, all of which are affected by many of the aforementioned risks. Additional information concerning potential factors that could affect future financial results is set forth in the Company’s Annual Report on Form 10-K for the year ended June 30, 2012. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. However, your attention is directed to any further disclosures made in our subsequent annual and periodic reports filed or furnished with the SEC on Forms 10-K, 10-Q and 8-K and Proxy Statements on Schedule 14A.

REGIS CORPORATION (NYSE: RGS)
CONSOLIDATED BALANCE SHEET
as of September 30, 2012 and June 30, 2012
(Dollars in thousands, except per share data)

	September 30, 2012	June 30, 2012
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$222,458	$111,943
Receivables, net	32,424	28,954
Inventories	155,990	142,276
Deferred income taxes	14,520	14,503
Income tax receivable	14,175	14,098
Other current assets	24,233	55,903
Current assets held for sale	17,202	17,000
Total current assets	481,002	384,677

Property and equipment, net	303,150	305,799
Goodwill	463,917	462,279
Other intangibles, net	23,375	23,395
Investment in and loans to affiliates	59,910	160,987
Other assets	60,824	59,488
Long-term assets held for sale	176,204	175,221

Total assets	$1,568,382	$1,571,846

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Long-term debt, current portion	$28,883	$28,937
Accounts payable	63,428	47,890
Accrued expenses	134,565	157,026
Current liabilities related to assets held for sale	15,959	18,120
Total current liabilities	242,835	251,973

Long-term debt and capital lease obligations	251,178	258,737
Other noncurrent liabilities	148,594	143,972
Long-term liabilities related to assets held for sale	28,063	28,007
Total liabilities	670,670	682,689

Commitments and contingencies

Shareholders’ equity:
Common stock, $0.05 par value; issued and outstanding 57,527,496 and 57,415,241 common shares at September 30, 2012 and June 30, 2012, respectively	2,876	2,871
Additional paid-in capital	347,408	346,943
Accumulated other comprehensive income	38,173	55,114
Retained earnings	509,255	484,229

Total shareholders’ equity	897,712	889,157

Total liabilities and shareholders’ equity	$1,568,382	$1,571,846

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REGIS CORPORATION (NYSE: RGS)

CONSOLIDATED STATEMENT OF OPERATIONS (Unaudited)

 (Dollars in thousands, except per share data)

	Three Months Ended September 30,
	2012	2011
Revenues:
Service	$393,416	$415,017
Product	102,284	106,773
Royalties and fees	9,660	9,556
	505,360	531,346
Operating expenses:
Cost of service	232,528	235,665
Cost of product	53,132	53,023
Site operating expenses	52,347	54,811
General and administrative	55,872	65,870
Rent	81,499	82,176
Depreciation and amortization	20,709	30,797
Total operating expenses	496,087	522,342

Operating income	9,273	9,004

Other income (expense):
Interest expense	(6,829)	(7,360)
Interest income and other, net	24,726	1,317
Income from continuing operations before income taxes and equity in income of affiliated companies	27,170	2,961
Income taxes	(2,986)	(1,209)
Equity in income of affiliated companies, net of income taxes	577	3,870
Income from continuing operations	$24,761	$5,622

Income from discontinued operations, net of taxes	3,777	2,715

Net income	$28,538	$8,337

Net income per share:
Basic:
Income from continuing operations	$0.43	$0.10
Income from discontinued operations	0.07	0.05
Net income per share, basic	$0.50	$0.15
Diluted:
Income from continuing operations	$0.39	$0.10
Income from discontinued operations	0.06	0.05
Net income per share, diluted	$0.45	$0.15

Weighted average common and common equivalent shares outstanding:
Basic	57,283	56,849
Diluted	68,589	57,098

Cash dividends declared per common share	$0.06	$0.06

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REGIS CORPORATION (NYSE: RGS)

CONSOLIDATED STATEMENT OF COMPREHENSIVE INCOME (Unaudited)

(Dollars in thousands)

	Three Months Ended September 30,
	2012	2011
Net income	$28,538	$8,337
Other comprehensive loss, net of tax:
Foreign currency translation adjustments	7,038	(20,552)
Change in fair market value of financial instruments designated as cash flow hedges	(23)	446
Recognition of deferred compensation and other	—	(1)
Reclassification adjustment for liquidation of foreign entities	(23,956)	—
Other comprehensive loss	(16,941)	(20,107)
Comprehensive income (loss)	$11,597	$(11,770)

REGIS CORPORATION (NYSE: RGS)
SELECTED CASH FLOW DATA (Unaudited)
(Dollars in thousands)

	Three Months Ended September 30,
	2012	2011

Net cash provided by operating activities	$8,466	$13,455
Net cash provided by (used in) investing activities	112,225	(17,245)
Net cash used in financing activities	(12,273)	(13,163)
Effect of exchange rate changes on cash and cash equivalents	2,097	(3,637)
Increase (decrease) in cash and cash equivalents	110,515	(20,590)
Cash and cash equivalents:
Beginning of year	111,943	96,263
End of year	$222,458	$75,673

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REGIS CORPORATION (NYSE: RGS)

Salon and Hair Restoration Center Counts, Revenues and Same-Store Sales

	September 30, 2012	June 30, 2012
SYSTEM-WIDE LOCATIONS:

Company-owned salons	7,680	7,722
Franchise salons	2,023	2,016
Company-owned hair restoration centers	71	69
Franchise hair restoration centers	29	29
Ownership interest locations	242	2,811
Total, system-wide	10,045	12,647

SALON LOCATION SUMMARY

	September 30, 2012	June 30, 2012
NORTH AMERICAN SALONS:
REGIS SALONS
Open at beginning of period	953	1,023
Salons constructed	2	12
Acquired	—	—
Less relocations	(1)	(9)
Salon openings	1	3
Conversions	—	—
Salons closed	(17)	(73)
Total, Regis Salons	937	953

MASTERCUTS
Open at beginning of period	569	588
Salons constructed	3	11
Acquired	—	—
Less relocations	(1)	(9)
Salon openings	2	2
Conversions	—	—
Salons closed	(5)	(21)
Total, MasterCuts Salons	566	569

SMARTSTYLE/COST CUTTERS IN WALMART
Company-owned salons:
Open at beginning of period	2,441	2,393
Salons constructed	13	50
Acquired	—	—
Franchise buybacks	—	—
Less relocations	—	(1)
Salon openings	13	49
Salons closed	(1)	(1)
Total company-owned salons	2,453	2,441

Franchise salons:
Open at beginning of period	122	120
Salons constructed	—	2
Acquired	—	—
Less relocations	—	—
Salon openings	—	2
Conversions	—	—
Franchise buybacks	—	—
Salons closed	—	—
Total franchise salons	122	122

Total, SmartStyle/Cost Cutters in Walmart Salons	2,575	2,563

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	September 30, 2012	June 30, 2012
SUPERCUTS
Company-owned salons:
Open at beginning of period	1,228	1,158
Salons constructed	15	65
Acquired	—	1
Franchise buybacks	—	5
Less relocations	(3)	(9)
Salon openings	12	62
Conversions	—	56
Salons sold to franchisees	(2)	—
Salons closed	(12)	(48)
Total company-owned salons	1,226	1,228

Franchise salons:
Open at beginning of period	1,040	987
Salons constructed	17	68
Acquired	—	—
Salons purchased from the Company	2	—
Less relocations	(6)	(3)
Salon openings	13	65
Conversions	2	5
Franchise buybacks	—	(5)
Salons closed	(5)	(12)
Total franchise salons	1,050	1,040

Total, Supercuts Salons	2,276	2,268

PROMENADE
Company-owned salons:
Open at beginning of period	2,133	2,321
Salons constructed	18	53
Acquired	—	—
Franchise buybacks	—	6
Less relocations	(3)	(10)
Salon openings	15	49
Conversions	—	(56)
Salons sold to franchisees	(1)	(7)
Salons closed	(41)	(174)
Total company-owned salons	2,106	2,133

Franchise salons:
Open at beginning of period	854	829
Salons constructed	14	40
Acquired (2)	—	31
Salons purchased from the Company	1	7
Less relocations	(3)	(3)
Salon openings	12	75
Conversions	(2)	(5)
Franchise buybacks	—	(6)
Salons closed	(13)	(39)
Total franchise salons	851	854

Total, Promenade Salons	2,957	2,987

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	September 30, 2012	June 30, 2012
INTERNATIONAL SALONS (1)
Company-owned salons:
Open at beginning of period	398	400
Salons constructed	6	18
Acquired	—	1
Franchise buybacks	—	—
Less relocations	(3)	(5)
Salon openings	3	14
Conversions	—	—
Salons closed	(9)	(16)
Total company-owned salons	392	398

Total franchise salons	—	—

Total, International Salons	392	398

TOTAL SYSTEM-WIDE SALONS:
Company-owned salons:
Open at beginning of period	7,722	7,883
Salons constructed	57	209
Acquired	—	2
Franchise buybacks	—	11
Less relocations	(11)	(43)
Salon openings	46	179
Conversions	—	—
Salons sold to franchisees	(3)	(7)
Salons closed	(85)	(333)
Total company-owned salons	7,680	7,722

Franchise salons:
Open at beginning of period	2,016	1,936
Salons constructed	31	110
Acquired (2)	—	31
Salons purchased from the Company	3	7
Less relocations	(9)	(6)
Salon openings	25	142
Conversion from	—	—
Franchise buybacks	—	(11)
Salons sold	—	—
Salons closed	(18)	(51)
Total franchise salons	2,023	2,016

Total Salons	9,703	9,738

	September 30, 2012	June 30, 2012
HAIR RESTORATION CENTERS (3):
Company-owned hair restoration centers:
Open at beginning of period	69	67
Salons constructed	2	6
Acquired	—	—
Franchise buybacks	—	—
Less relocations	—	(3)
Salon openings	2	3
Conversions	—	—
Sites closed	—	(1)
Total company-owned hair restoration centers	71	69

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Franchise hair restoration centers:
Open at beginning of period	29	29
Salons constructed	—	—
Acquired	—	—
Less relocations	—	—
Salon openings	—	—
Franchise buybacks	—	—
Sites closed	—	—
Total franchise hair restoration centers	29	29

Total Hair Restoration Centers	100	98

Ownership interest locations	242	2,811

Grand Total, System-wide	10,045	12,647

(1) Canadian and Puerto Rican salons are included in the Regis Salons, MasterCuts, SmartStyle, Supercuts, and Promenade concepts and not included in the International salon totals.

(2) Represents the acquisition of a franchise network.

(3) Hair Restoration Centers results of operations reported as discontinued operations for all periods presented.

Relocations represent a transfer of location by the same salon concept.

Conversions represent the transfer of one salon concept to another concept.

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REVENUES BY CONCEPT:

	Three Months Ended September 30,
(Dollars in thousands)	2012	2011
North American salons:
Regis	$96,867	$104,866
MasterCuts	37,931	40,459
SmartStyle	122,998	128,484
Supercuts	87,068	83,603
Promenade	129,018	140,445
Total North American salons	473,882	497,857

International salons	31,478	33,489
Consolidated revenues	$505,360	$531,346

Percentage change from prior year	(4.9)%	(2.0)%

SAME-STORE SALES (1):

	For the Three Months Ended
	September 30, 2012			September 30, 2011
	Service	Product	Total	Service	Product	Total
Regis Salons	(4.2)%	(1.5)%	(3.8)%	(4.5)%	1.6%	(3.5)%
MasterCuts	(4.8)	(1.6)	(4.2)	(4.3)	(1.0)	(3.7)
Supercuts	1.4	(0.5)	1.2	0.0	(4.3)	(0.5)
Promenade	(3.0)	(4.1)	(3.2)	(2.6)	(5.7)	(3.0)
SmartStyle	(4.5)	(3.4)	(4.2)	(3.6)	(4.3)	(3.8)
North America Same-Store Sales	(3.0)%	(2.7)%	(3.0)%	(3.0)%	(3.1)%	(3.0)%

International Same-Store Sales	(3.3)%	(8.9)%	(5.1)%	(6.6)%	(15.1)%	(9.4)%

Consolidated Same-Store Sales	(3.0)%	(3.2)%	(3.1)%	(3.2)%	(4.3)%	(3.4)%

(1)  Same-store sales are calculated on a daily basis as the total change in sales for company-owned locations which were open on a specific day of the week during the current period and the corresponding prior period. Quarterly same-store sales are the sum of the same-store sales computed on a daily basis. Locations relocated within a one mile radius are included in same-store sales as they are considered to have been open in the prior period. International same-store sales are calculated in local currencies to remove foreign currency fluctuations from the calculation.

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FINANCIAL INFORMATION BY SEGMENT:

Financial information concerning the Company’s salon businesses is shown in the following tables.

	For the Three Months Ended September 30, 2012 (Unaudited)
	Salons		Unallocated
(Dollars in thousands)	North America	International	Corporate	Consolidated
Revenues:
Service	$369,680	$23,736	$—	$393,416
Product	94,542	7,742	—	102,284
Royalties and fees	9,660	—	—	9,660
	473,882	31,478	—	505,360
Operating expenses:
Cost of service	220,231	12,297	—	232,528
Cost of product	49,076	4,056	—	53,132
Site operating expenses	49,596	2,751	—	52,347
General and administrative	31,691	2,518	21,663	55,872
Rent	72,722	8,402	375	81,499
Depreciation and amortization	16,588	1,032	3,089	20,709
Total operating expenses	439,904	31,056	25,127	496,087

Operating income (loss)	33,978	422	(25,127)	9,273

Other income (expense):
Interest expense	—	—	(6,829)	(6,829)
Interest income and other, net	—	—	24,726	24,726
Income (loss) from continuing operations before income taxes and equity in income of affiliated companies	$33,978	$422	$(7,230)	$27,170

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	For the Three Months Ended September 30, 2011 (Unaudited)
	Salons		Unallocated
(Dollars in thousands)	North America	International	Corporate	Consolidated
Revenues:
Service	$390,164	$24,853	$—	$415,017
Product	98,137	8,636	—	106,773
Royalties and fees	9,556	—	—	9,556
	497,857	33,489	—	531,346
Operating expenses:
Cost of service	222,975	12,690	—	235,665
Cost of product	48,444	4,579	—	53,023
Site operating expenses	51,852	2,959	—	54,811
General and administrative	32,645	2,641	30,584	65,870
Rent	73,380	8,764	32	82,176
Depreciation and amortization	18,541	1,306	10,950	30,797
Total operating expenses	447,837	32,939	41,566	522,342

Operating (loss) income	50,020	550	(41,566)	9,004

Other income (expense):
Interest expense	—	—	(7,360)	(7,360)
Interest income and other, net	—	—	1,317	1,317
Income (loss) from continuing operations before income taxes and equity in income of affiliated companies	$50,020	$550	$(47,609)	$2,961

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Non-GAAP Reconciliations

We believe our presentation of non-GAAP operating income, net income, net income per diluted share, and other non-GAAP financial measures provides meaningful insight into our ongoing operating performance and an alternative perspective of our results of operations. Presentation of the non-GAAP measures allows investors to review our core ongoing operating performance business from the same perspective as management and the Board of Directors. These non-GAAP financial measures provide investors an enhanced understanding of our operations, facilitate investors’ analysis and comparisons of our current and past results of operations and provide insight into the prospects of our future performance.  We also believe that the non-GAAP measures are useful to investors because they provide supplemental information that research analysts frequently use to analyze financial performance.

The method we use to produce non-GAAP results is not in accordance with U.S. GAAP and may differ from methods used by other companies.  These non-GAAP results should not be regarded as a substitute for the corresponding U.S. GAAP measures but instead should be utilized as a supplemental measure of operating performance in evaluating our business.  Non-GAAP measures do have limitations in that they do not reflect certain items that may have a material impact upon our reported financial results. As such, these non-GAAP measures should be viewed in conjunction with both our financial statements prepared in accordance with U.S. GAAP and the reconciliation of the selected U.S. GAAP to non-GAAP financial measures, which are located in the Investor Information section of the corporate website at www.regiscorp.com.

Non-GAAP reconciling items for the three months ended September 30, 2012 and 2011:

The following information is provided to give qualitative and quantitative information related to items impacting comparability.  Items impacting comparability are not defined terms within U.S. GAAP.  Therefore, our non-GAAP financial information may not be comparable to similarly titled measures reported by other companies.  We determine which items to consider as “items impacting comparability” based on how management views our business, makes financial, operating and planning decisions and evaluates the Company’s ongoing performance.

Pure Beauty note receivable recovery — We have excluded the bad debt recovery associated with the outstanding note receivable with Pure Beauty from our non-GAAP results. During the three months ended September 30, 2012, we recorded $0.3 million for the recovery of bad debt previously recorded on the outstanding note receivable with Pure Beauty.

Senior management restructure charges — We have excluded expense associated with senior management restructuring charges from our non-GAAP results.  During the three months ended September 30, 2011, we incurred expense of $1.7 million associated with senior management restructuring.

Proxy fees — We have excluded the advisory fees and other costs associated with the fiscal year 2011 contested proxy from our non-GAAP results.  During the three months ended September 30, 2011, we incurred $1.1 million of advisory fees and other costs associated with the fiscal year 2011 contested proxy.

Point-of-sale system accelerated depreciation — We have excluded the accelerated depreciation we recorded related to our point-of-sale system from our non-GAAP results. During the three months ended September 30, 2011, we recorded $8.7 million in accelerated depreciation related to our point-of-sale system.

Recognition in earnings of amounts within accumulated other comprehensive income  — We have excluded the recognition in earnings of amounts previously classified within accumulated other comprehensive income (AOCI) that were associated with the liquidation of foreign entities denominated in the Euro during the three months ended September 30, 2012.  The Company completed the sale of its investment in Provalliance during the three months ended September 30, 2012 and subsequently liquidated all foreign entities with Euro denominated operations.  Amounts previously classified within AOCI that were recognized in earnings were foreign currency translation rate gain adjustments of $33.6 million, a cumulative tax-effected net loss of $7.9 million associated with a cross-currency swap that was settled in fiscal year 2007 that hedged the Company’s European operations, and a $1.7 million net loss from cash repatriation with the Company’s European operations.

Tax provision adjustments — The non-GAAP tax provision adjustments are due to the change in non-GAAP taxable income as compared to U.S. GAAP taxable income or loss, resulting from the non-GAAP reconciling items addressed herein.  The non-GAAP tax provision adjustments are made to reflect the year-to-date non-GAAP tax rate for each period.

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Provalliance impairment and equity put liability adjustment— We have excluded the $2.7 million other than temporary impairment recorded on our investment in Provalliance, partially offset by the $0.6 million gain recorded for the termination of the equity put option associated with our investment in Provalliance during the three months ended September 30, 2012 from our non-GAAP results.

Hair Restoration Centers discontinued operations — We have excluded the operations of our Hair Restoration Centers operations from our non-GAAP results. On July 13, 2012, the Company entered into an agreement to sell its Hair Restoration Centers operations. The transaction is expected to close during fiscal year 2013. The Company recorded income from discontinued operations, net of taxes of approximately $3.8 and $2.7 million during the three months ended September 30, 2012 and 2011, respectively.

Weighted average shares adjustments — The non-GAAP weighted average shares adjustments are due to the change in non-GAAP net income as compared to the U.S. GAAP net income or loss, resulting from the non-GAAP reconciling items addressed herein.  Non-GAAP net income per share reflects the weighted average shares associated with non-GAAP net income, which may included the dilutive effect of common stock and convertible share equivalents.

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REGIS CORPORATION
Reconciliation of selected U.S. GAAP to non-GAAP financial measures
 (In thousands, except per share data)

(unaudited)

Reconciliation of U.S. GAAP operating income and net income to equivalent non-GAAP measures

		Three Months Ended September 30,
	U.S. GAAP financial line item	2012	2011
U.S. GAAP revenue		$505,360	$531,346

U.S. GAAP operating income		$9,273	$9,004

Non-GAAP operating expense adjustments:
Pure Beauty note receivable recovery	General and administrative	(333)	—
Senior management restructure	General and administrative	—	1,654
Proxy fees	General and administrative	—	1,128
Point-of-sale accelerated depreciation	Depreciation and amortization	—	8,699
Total non-GAAP operating expense adjustments		(333)	11,481
Non-GAAP operating income (4)		$8,940	$20,485

U.S. GAAP net income		$28,538	$8,337

Non-GAAP net income adjustments:
Non-GAAP operating expense adjustments		(333)	11,481
AOCI adjustments	Interest income and other, net	(23,956)	—
Tax provision adjustments (1)	Income taxes	1,811	(4,232)
Provalliance impairment and equity put liability adjustment	Equity in income of affiliated companies, net of taxes	2,048	—
Hair Restoration Center discontinued operations	Income from discontinued operations, net of taxes	(3,777)	(2,715)
Total non-GAAP net income adjustments		(24,207)	4,534
Non-GAAP net income		$4,331	$12,871

Reconciliation of U.S. GAAP net income per diluted share to non-GAAP net income per diluted share

	Three Months Ended September 30,
	2012	2011
U.S GAAP net income per diluted share (2)	$0.447	$0.146
Pure Beauty note receivable recovery (1) (3)	(0.004)	—
Senior management restructure (1) (3)	—	0.015
Proxy fees (1) (3)	—	0.010
Point-of-sale accelerated depreciation (1) (3)	—	0.080
AOCI adjustments (1) (3)	(0.388)	—
Provalliance impairment and equity put liability adjustment (1) (3)	0.036	—
Hair Restoration Center discontinued operations (1) (3)	(0.066)	(0.040)
Dilutive effect of change in diluted weighted average shares (3)	0.051	0.008
Non-GAAP net income per diluted share (3)	$0.076	$0.219

U.S. GAAP weighted average shares — basic	57,283	56,849
U.S. GAAP weighted average shares - diluted	68,589	57,098
Non-GAAP weighted average shares — diluted (3)	57,350	68,282

Notes:

(1)         Based on projected statutory effective tax rate analyses, the non-GAAP tax provision was calculated to be approximately 39 and 37 percent for the three months ended September 30, 2012 and 2011, respectively, for all non-GAAP operating expense adjustments except the AOCI adjustments during the three months ended September 30, 2012.  The AOCI adjustments are primarily non-taxable.

(2)         For the three months ended September 30, 2012 U.S. GAAP net income per share, diluted has been calculated under the if-converted method. For the three months ended September 30, 2012, $2.1 million of after-tax interest on the convertible debt is added to the U.S. GAAP net income to determine the U.S. GAAP net income for diluted earnings per share.

(3)         Non-GAAP net income per share reflects the weighted average shares associated with non-GAAP net income, which may include the dilutive effect of common stock and convertible share equivalents. For the three months ended September 30, 2012, the earnings per share impact of the non-GAAP adjustments resulted in the impact of the 11.2 million convertible share equivalents to be antidilutive. Therefore, the $2.1 million of after-tax interest on the convertible debt and the 11.2 million convertible share equivalents are excluded from the non-GAAP net income per diluted share calculation. For the three months ended September 30, 2011, the earnings per share impact of the adjustments for the three months ended September 30, 2011 resulted in the impact of 11.2 million convertible share equivalents to be dilutive under the if-converted method. Under the if-converted method, $2.1 million of net of tax interest on the convertible debt is added to the non-GAAP operational net income to determine the non-GAAP operational net income for diluted earnings per share.

(4)     Operational operating margins for the three months ended September 30, 2012, and 2011, were 1.8 and 3.9 percent, respectively, and are calculated as non-GAAP operating income divided by U.S. GAAP revenue for each respective period.

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REGIS CORPORATION

Summary of Pre-Tax, Income Taxes, and Net Income Impact for Q1 FY13 Non-Operational Items

	Pre-Tax	Income Taxes	Net Income

Pure Beauty note receivable recovery	$(333)	$129	$(204)
AOCI adjustments	(23,956)	1,682	(22,274)
Provalliance impairment and equity put liability adjustment	2,048	—	2,048
Hair Restoration Center discontinued operations	(6,202)	2,425	(3,777)
Total	$(28,443)	$4,236	$(24,207)

REGIS CORPORATION
Reconciliation of reported U.S. GAAP net income to operational EBITDA, a non-GAAP financial measure

(Dollars in thousands)

(unaudited)

Operational EBITDA

EBITDA represents U.S. GAAP net income for the respective period excluding interest expense, income taxes and depreciation and amortization expense. The Company defines operational EBITDA, as EBITDA excluding equity in income of affiliated companies, and identified items impacting comparability for each respective period. For the three months ended September 30, 2012, the items impacting comparability consisted of $0.3 million of income associated with the recovery of bad debt on the Pure Beauty note receivable, $24.0 million of net pre-tax income associated with the recognition in earnings of amounts previously classified within AOCI that were related to the liquidation of foreign entities denominated in the Euro and $3.8 million of after-tax income from discontinued operations. The impact of the income tax provision adjustments associated with the above items are already included in the U.S. GAAP reported net income to EBITDA reconciliation, therefore there is no adjustment needed for the reconciliation from EBITDA to operational EBITDA. The impact of the net $2.0 million Provalliance impairment is already included by excluding the impact of the Company’s equity in income of affiliated companies, net of taxes, as reported. For the three months ended September 30, 2011, the items impacting comparability consisted $1.7 million of pre-tax expense associated with senior management restructuring, $1.1 million of million of pre-tax expense associated with the fiscal year 2011 contested proxy and  $2.7 million of after-tax income from discontinued operations. The impact of the $8.7 million accelerated depreciation expense associated with the point-of-sale system and income tax provision adjustments associated with the above items are already included in the U.S. GAAP reported net income to EBITDA reconciliation, therefore there are  no adjustments needed for the reconciliation from EBITDA to operational EBITDA.

	Three Months Ended
	September 30, 2012	September 30, 2011
	(Dollars in thousands)
Consolidated reported net income, as reported (U.S. GAAP)	$28,538	$8,337
Interest expense, as reported	6,829	7,360
Income taxes, as reported	2,986	1,209
Depreciation and amortization, as reported	20,709	30,797
EBITDA (as defined above)	$59,062	$47,703

Equity in income of affiliated companies, net of income taxes, as reported	(577)	(3,870)
Pure Beauty note receivable recovery	(333)	—
Senior management restructuring	—	1,654
Proxy fees	—	1,128
AOCI adjustments	(23,956)	—
Income from discontinued operations, net of taxes, as reported	(3,777)	(2,715)
Operational EBITDA, non-GAAP financial measure	$30,419	$43,900

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REGIS CORPORATION’S NORTH AMERICA REPORTABLE SEGMENT

Reconciliation of selected U.S. GAAP to non-GAAP financial measures
 (Dollars in thousands)

(unaudited)

	As Reported
	Three Months Ended September 30, 2011	% of Revenues (2)

Total revenues (1)	$497,857	100.0

	As Reported			Non-GAAP
	Three Months Ended September 30, 2011	% of Revenues (2)	Non-Operational Adjustments (3)	Three Months Ended September 30, 2011	% of Revenues (2)
Cost of service (4)	222,975	57.1	—
Cost of product (5)	48,444	49.4	—
Site operating expenses	51,852	10.4	—
General and administrative	32,645	6.6	—
Rent	73,380	14.7	—
Depreciation and amortization	18,541	3.7	(1,205)	17,336	3.5
Total operating expenses	$447,837	90.0	$(1,205)	$446,632	89.7

Operating income	$50,020	10.0	$1,205	$51,225	10.3

(1)         The three months ended September 30, 2011 did not include any non-operational adjustments to U.S. GAAP revenues.

(2)         Computed as a percent of total U.S. GAAP revenues for the North America salons reportable segment.

(3)         The three months ended September 30, 2011 included $1.2 million pre-tax expense for the accelerated depreciation related to our point-of-sale system.

(4)         Computed as a percent of service revenues and excludes depreciation expense.

(5)         Computed as a percent of product revenues and excludes depreciation expense.

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REGIS CORPORATION’S INTERNATIONAL REPORTABLE SEGMENT

Reconciliation of selected U.S. GAAP to non-GAAP financial measures
 (Dollars in thousands)

(unaudited)

	As Reported
	Three Months Ended September 30, 2011	% of Revenues (2)

Total revenues (1)	$33,489	100.0

	As Reported			Non-GAAP
	Three Months Ended September 30, 2011	% of Revenues (2)	Non-Operational Adjustments (3)	Three Months Ended September 30, 2011	% of Revenues (2)
Cost of service (4)	12,690	51.1	—
Cost of product (5)	4,579	53.0	—
Site operating expenses	2,959	8.8	—
General and administrative	2,641	7.9	—
Rent	8,764	26.2	—
Depreciation and amortization	1,306	3.9	(140)	1,166	3.5
Total operating expenses	$32,939	98.4	$(140)	$32,799	97.9

Operating income	$550	1.6	$140	$690	2.1

(1)         The three months ended September 30, 2011 did not include any non-operational adjustments to U.S. GAAP revenues.

(2)         Computed as a percent of total U.S. GAAP revenues for the International salons reportable segment.

(3)         The three months ended September 31, 2011 included $0.1 million pre-tax expense for the accelerated depreciation related to our point-of-sale system.

(4)         Computed as a percent of service revenues and excludes depreciation expense.

(5)         Computed as a percent of product revenues and excludes depreciation expense.

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REGIS CORPORATION’S UNALLOCATED CORPORATE REPORTABLE SEGMENT

Reconciliation of selected U.S. GAAP to non-GAAP financial measures
 (Dollars in thousands)

(unaudited)

	As Reported			Non-GAAP
	Three Months Ended September 30, 2012	% of Revenues (2)	Non-Operational Adjustments (3)	Three Months Ended September 30, 2012	% of Revenues (2)
Cost of service (4)	—	—	—
Cost of product (5)	—	—	—
Site operating expenses	—	—	—
General and administrative	21,663	4.3	333	21,996	4.4
Rent	375	0.1	—
Depreciation and amortization	3,089	0.6	—
Total operating expenses	$25,127	5.0	$333	$25,460	5.0

Operating loss	$(25,127)	(5.0)	$(333)	$(25,460)	(5.0)

(1)         The three months ended September 30, 2012 did not include any non-operational adjustments to U.S. GAAP revenues.

(2)         Computed as a percent of consolidated total revenues.

(3)         The three months ended September 30, 2012 included $0.3 million benefit for the recovery of bad debt on the Pure Beauty note receivable.

(4)         Computed as a percent of service revenues and excludes depreciation expense.

(5)         Computed as a percent of product revenues and excludes depreciation expense.

	As Reported			Non-GAAP
	Three Months Ended September 30, 2011	% of Revenues (2)	Non-Operational Adjustments (3)	Three Months Ended September 30, 2011	% of Revenues (2)
Cost of service (4)	—	—	—
Cost of product (5)	—	—	—
Site operating expenses	—	—	—
General and administrative	30,584	5.8	(2,782)	27,802	5.2
Rent	32	0.0	—
Depreciation and amortization	10,950	2.1	(7,354)	3,596	0.7
Total operating expenses	$41,566	7.8	$(10,136)	$31,430	5.9

Operating loss	$(41,566)	(7.8)	$10,136	$(31,430)	(5.9)

(1)         The three months ended September 30, 2011 did not include any non-operational adjustments to U.S. GAAP revenues.

(2)         Computed as a percent of consolidated total revenues.

(3)         The three months ended September 30, 2011 included $1.7 million pre-tax expense related to senior management restructuring, $1.1 million pre-tax expense related to our fiscal year 2011 contested proxy and $7.4 million pre-tax expense for the accelerated depreciation related to our point-of-sale system.

(4)         Computed as a percent of service revenues and excludes depreciation expense.

(5)         Computed as a percent of product revenues and excludes depreciation expense.

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REGIS CORPORATION’S EQUITY IN INCOME OF AFFILIATED COMPANIES, NET OF TAXES

Reconciliation of selected U.S. GAAP to non-GAAP financial measures
 (Dollars in thousands)

(unaudited)

	Three Months Ended
	September 30, 2012	September 30, 2011
	(Dollars in thousands)
Equity in income of affiliated companies, net of income taxes, as reported (U.S. GAAP)	$577	$3,870
Provalliance impairment and equity put liability adjustment(1)	2,048	—
Operational equity in income of affiliated companies, net of income taxes, non-GAAP	$2,625	$3,870

(1)         The Company recorded an other than temporary impairment charge of approximately $2.7 million during the three months ended September 30, 2012 as a result of the Company sale of its 46.7 percent interest in Provalliance for EUR 80 million.  In addition, the Company recorded a gain of approximately $0.6 million during the three months ended September 30, 2012 for the termination of the equity put option associated with the sale of Provalliance.

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